EXHIBIT 1
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                       SCHEDULE 13G JOINT FILING AGREEMENT
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          WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under
Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing; and

          WHEREAS, the parties hereto desire to enter into this Schedule 13G Joint Filing Agreement (the "Agreement") dated as of the 1st day of April 2002.

          NOW, THEREFORE, the undersigned hereby agree as follows:

          1. The Schedule 13G with respect to Badger Paper Mills, Inc., to which this Agreement is attached as Exhibit 1 ( "Schedule 13G"), is filed on behalf of Mark D. Burish and Donna M. Burish.

          2. Each of Mark D. Burish and Donna M. Burish is responsible for the completeness and accuracy of the information concerning such person contained in
Schedule 13G; provided that each person is not responsible for the completeness or accuracy of the information contained in Schedule 13G concerning the other person making such filing.

          IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.


                                        /s/ Mark D. Burish
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                                        Mark D. Burish



                                        /s/ Donna M. Burish
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                                        Donna M. Burish


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